UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 20, 2011, Kforce Inc. and its subsidiaries (collectively, the “Firm”) entered into a Third Amended and Restated Credit Agreement (the “Credit Facility”), with a syndicate led by Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner and Smith Inc., as sole lead arranger and book manager, and Wells Fargo Bank, N.A., as syndication agent. The maximum borrowings available to Kforce Inc. and certain of its subsidiaries under the Credit Facility are limited to: (a) a revolving credit facility of up to $100 million (the “Revolving Loan Amount”) and (b) a $15 million sub-limit included in the Credit Facility for letters of credit. Borrowings under the Credit Facility are limited to 85% of the net amount of eligible accounts receivable, plus 80% of the net amount of eligible unbilled accounts receivable, plus 80% of the net amount of eligible employee placement accounts, minus certain minimum availability reserves. Outstanding borrowings under the Revolving Loan Amount bear interest at a rate of (a) LIBOR plus 1.25% or (b) the higher of: (i) the prime rate, (ii) the federal funds rate plus 0.50% or (iii) LIBOR plus 1.00%; plus 0.25%. Letters of credit issued under the Credit Facility require the Firm to pay a fronting fee equal to 0.125% of the amount of each letter of credit issued, plus a per annum fee equal to the applicable margin for LIBOR loans based on the total letters of credit outstanding. To the extent that the Firm has unused availability under the Credit Facility, an unused line fee is required to be paid equal to 0.25% of the average unused balance on a monthly basis. The Firm was required to pay a closing fee of $250,000 and certain other customary closing costs and fees upon entering into the Credit Facility. Borrowings under the Credit Facility are secured by substantially all of the assets of the Firm, excluding the real estate located at the Firm’s corporate headquarters in Tampa, Florida. Under the Credit Facility, the Firm is subject to certain affirmative and negative covenants including (but not limited to), in the event that the Firm is unable to maintain certain minimum availability, the maintenance of a fixed charge coverage ratio of at least 1.00 to 1.00. The Credit Facility expires on September 20, 2016.

The foregoing summary of the Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Credit Facility, which has been attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 8.01     Other Events.

On September 22, 2011, the Firm entered into a corporate stock repurchase plan (the “Plan”), which allows the Firm to repurchase outstanding common stock under a share repurchase program authorized by the Firm’s Board of Directors. The Plan is in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, commences on September 22, 2011 and is subject to certain price, market, volume and timing constraints specified in the Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Credit Agreement, dated September 20, 2011, between Kforce Inc. and its subsidiaries and Bank of America, N.A. and the other lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

September 23, 2011	By:	/s/ JOSEPH J. LIBERATORE
Joseph J. Liberatore,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC. (Registrant)

September 23, 2011	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)